UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 15, 2007

Energy Future Holdings Corp.

(formerly TXU Corp.)

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Texas Competitive Electric Holdings Company LLC

(formerly TXU Energy Company LLC)

(Exact name of registrant as specified in its charter)

Delaware	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 15, 2007, Energy Future Holdings Corp., formerly named TXU Corp. (“EFH”), announced that it intends to sell, subject to market conditions, up to approximately $2.0 billion in aggregate principal amount of cash-pay senior notes due 2017 in a private placement pursuant to Rule 144A and Regulation S of the Securities Act of 1933. Additionally, EFH announced that its subsidiary, Texas Competitive Electric Holdings Company LLC, formerly named TXU Energy Company LLC (“TCEH”), intends to sell, subject to market conditions, up to approximately $2.5 billion in aggregate principal amount of cash-pay senior notes due 2015 in a private placement pursuant to Rule 144A and Regulation S of the Securities Act of 1933. A copy of the related press release is set forth in Exhibit 99.1.

The net proceeds received by EFH and by TCEH from each of their offerings of cash-pay senior notes will be used to repay indebtedness outstanding under each of their respective senior unsecured interim loan agreements.

The cash-pay senior notes anticipated to be offered and sold will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the cash-pay senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Energy Future Holdings Corp.

By:	/s/ Anthony Horton
Anthony Horton
Senior Vice President and Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY

By:	/s/ Anthony Horton
Anthony Horton
Treasurer and Assistant Secretary

Dated: October 15, 2007

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